Exhibit (d)(1)(ii)

AMENDMENT NO.2 TO

INVESTMENT ADVISORY AGREEMENT

March 14, 2025

Themes ETF Trust

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

Themes Investment Management Company, LLC

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

RE:	Amended Exhibit A to Investment Advisory Agreement

Dear Sirs:

As provided in the Investment Advisory Agreement between Themes ETF Trust (the “Trust”) and Themes ETF Management Company, LLC (the “Adviser”), dated November 3, 2023 (the “Contract”), the parties may amend the Contract by mutual consent, and the consent of the Trust must be approved by a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons, and in accordance with the Investment Company Act of 1940, as amended.

The Trust and the Adviser hereby agree to amend the Contract to add certain Funds to Exhibit A, which shall take effect upon each Fund’s commencement of operations. The current Exhibit A is replaced with the Amended and Restated Exhibit A attached hereto.

THEMES ETF TRUST

By:	/s/ Jose C. Gonzalez-Navarro
	Name:	Jose C. Gonzalez-Navarro
	Title:	Trustee

THEMES MANAGEMENT COMPANY, LLC

By:	/s/ Calvin Tsang
	Name:	Calvin Tsang
	Title:	Head of Product Management & Development

AMENDED AND RESTATED

EXHIBIT A

(effective March 14, 2025)

Themes ETFs

Fund	Annual Advisory Fee (as a % of average daily net assets)
Themes China Technology ETF	0.45%
Themes US Internet ETF	0.29%
Themes Industry 4.0 ETF	0.35%
Themes US R&D Champions ETF	0.29%
Themes Robotics & Automation ETF	0.35%
Themes Semiconductors ETF	0.35%
Themes Cloud Computing ETF	0.35%
Themes Cybersecurity ETF	0.35%
Themes Gold Miners ETF	0.35%
Themes Junior Gold Miners ETF	0.35%
Themes Silver Miners ETF	0.35%
Themes Future of Farming ETF	0.35%
Themes Renewable Energy ETF	0.35%
Themes Wind Energy ETF	0.35%
Themes Solar Energy ETF	0.35%
Themes Airlines ETF	0.35%
Themes European Luxury ETF	0.35%
Themes Natural Monopoly ETF	0.35%
Themes US Cash Flow Champions ETF	0.29%
Themes US Small Cap Cash Flow Champions ETF	0.29%
Themes Generative Artificial Intelligence ETF	0.35%
Themes Global Systemically Important Banks ETF	0.35%
Leverage Shares 2X Long TSLA Daily ETF	0.75%
Leverage Shares 2X Long NVDA Daily ETF	0.75%
Leverage Shares 2X Long ASML Daily ETF	0.75%
Leverage Shares 2X Long AAPL Daily ETF	0.75%
Leverage Shares 2X Long BA Daily ETF	0.75%
Leverage Shares 2X Long COIN Daily ETF	0.75%
Leverage Shares 2X Long AMD Daily ETF	0.75%
Leverage Shares 2X Long META Daily ETF	0.75%
Leverage Shares 2X Long MSFT Daily ETF	0.75%
Leverage Shares 2X Long TSM Daily ETF	0.75%
Leverage Shares 2X Long ARM Daily ETF	0.75%
Leverage Shares 2X Short TSLA Daily ETF	0.75%

A-1

Leverage Shares 2X Short NVDA Daily ETF	0.75%
Themes S&P 500 Dual Options Income ETF	0.49%
Themes S&P 500 Enhanced Iron Condor Income ETF	0.49%
Themes S&P 500 Ultra Enhanced Iron Condor Income ETF	0.49%
Themes Nasdaq 100 Dual Options Income ETF	0.49%
Themes Nasdaq 100 Enhanced Iron Condor Income ETF	0.49%
Themes Nasdaq 100 Ultra Enhanced Iron Condor Income ETF	0.49%
Themes Russell 2000 Dual Options Income ETF	0.49%
Themes Russell 2000 Enhanced Iron Condor Income ETF	0.49%
Themes Russell 2000 Ultra Enhanced Iron Condor Income ETF	0.49%
Themes S&P 500 Dynamic Covered Call Strategy ETF	0.39%
Themes AAPL PutWrite Options Income ETF	0.39%
Themes AMZN PutWrite Options Income ETF	0.39%
Themes COIN PutWrite Options Income ETF	0.39%
Themes GOOGL PutWrite Options Income ETF	0.39%
Themes MSFT PutWrite Options Income ETF	0.39%
Themes NVDA PutWrite Options Income ETF	0.39%
Themes TSLA PutWrite Options Income ETF	0.39%
Themes VIX PutWrite Options Income ETF	0.49%
Leverage Shares 2X Long LLY Daily ETF	0.75%
Leverage Shares 2X Long NVO Daily ETF	0.75%
Leverage Shares 2X Long ABBV Daily ETF	0.75%
Leverage Shares 2X Long LMT Daily ETF	0.75%
Leverage Shares 2X Long RTX Daily ETF	0.75%
Leverage Shares 2X Long QCOM Daily ETF	0.75%
Leverage Shares 2X Long XYZ Daily ETF	0.75%
Leverage Shares 2X Long HOOD Daily ETF	0.75%
Leverage Shares 2X Long PYPL Daily ETF	0.75%
Leverage Shares 2X Long IONQ Daily ETF	0.75%
Leverage Shares 2X Long AVGO Daily ETF	0.75%
Leverage Shares 2X Long PANW Daily ETF	0.75%
Leverage Shares 2X Long CRWD Daily ETF	0.75%
Leverage Shares 2X Long PLTR Daily ETF	0.75%
Leverage Shares 2X Long ADBE Daily ETF	0.75%
Leverage Shares 2X Long BABA Daily ETF	0.75%
Leverage Shares 2X Long MRVL Daily ETF	0.75%
Leverage Shares 2X Long AMZN Daily ETF	0.75%
Leverage Shares 2X Long UBER Daily ETF	0.75%
Leverage Shares 2X Long CRM Daily ETF	0.75%
Leverage Shares 2X Long CMG Daily ETF	0.75%
Leverage Shares 2X Long AAL Daily ETF	0.75%

A-2